INVESTMENT AGREEMENT
                              ---------------------

     This INVESTMENT AGREEMENT made this 4th day of September, 2003, by and between THE PENNSYLVANIA STATE BANKING COMPANY ("Company") and NATIONAL PENN BANCSHARES, INC. ("National Penn").

                                   BACKGROUND

     A. At the time of its organization, the Pennsylvania State Bank (the "Bank") entered into a stock purchase agreement on 20th April 1989 with National Penn. This agreement obligated National Penn to purchase at least 19% of the number of shares of the common stock of the Bank that the Bank would issue as a result of its initial stock offering to raise sufficient capital for regulatory approval to commence business (the "Stock Purchase Agreement").

     B. The Bank granted to National Penn, under the Stock Purchase Agreement, a preemptive right to purchase additional shares of its capital stock in order to maintain a 20% ownership position in the outstanding shares of the Bank's capital stock. From time to time. National Penn has purchased additional shares of the Bank's common stock, as the Bank has issued common stock in a secondary stock offering and as the result of the exercise of stock warrants and options.

     C. Moreover, under the Stock Purchase Agreement, if the Bank decides to reorganize itself into a bank holding company, then the Bank shall require the Bank's proposed bank holding company to provide National Penn with the rights to purchase shares of the capital stock of such bank holding company that are substantially identical to those provided by the Bank to National Penn under the Stock Purchase Agreement.

     D. The Board of Directors of the Bank approved the formation of the Company as the proposed bank holding company for the Bank. The Plan of Reorganization among the Company, the Bank and Market Street Interim Bank ("Interim Bank") requires, at Section 11.5 thereof, that the Company enter into such an agreement with National Penn. A copy of such Plan of Reorganization including the Plan of Merger between the Bank and Interim Bank, is attached hereto as Exhibit 1.

     E. This Investment Agreement is the agreement required in the Stock Purchase Agreement and the Plan of Reorganization.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

     1. Incorporation of Background. The "Background" section of this Investment Agreement is hereby incorporated by reference into this Investment Agreement and the parties hereto expressly agree to perform their respective executory obligations therein set forth.

     2. Grant of Purchase Rights. In the event the Company, at any time, issues any shares of its common stock, including without limitation any shares which may be issued as a result of the exercise of warrants, implementation of any stock option program or any Company qualified employee stock ownership plan or


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trust or for sale to and purchase by any Company  profit-sharing  plan and trust or Company qualified employee pension plan (any such issuance being herein referred to as a "Sale Event"), then National Penn shall have the right to purchase, on the terms and conditions herein set for, such number (or any lesser number) of shares of the Company's common stock as, when added to the number of shares of the Company's common stock issued in the Sale Event, constitutes 20% of the total, such percentage to be calculated as set forth in Paragraph 13 below. Nothing contained in this Paragraph 2 or elsewhere herein shall be construed to limit in any manner the right of National Penn to purchase shares of common stock of the Company in the open market from time to time in any amount.

     3. Reservation of Shares. The Company shall, at all times, have authorized shares of common stock that are not outstanding duly reserved for issuance or sale to National Penn upon exercise of National Penn's purchase rights provided in Paragraph 2 hereof. The Company shall reserve shares of its common stock for issuance or sale to National Penn hereunder, prior to or simultaneously with any occurence of a Sale Event or any issuance of options, warrants or rights whose implementation will result in a Sale Event, in such number as shall be necessary for issuance to National Penn pursuant to Paragraph 2 above. The Company's obligations under this Paragraph 3 shall lapse if, and only to the degree that, any such option, warrant or right expires or is terminated without exercise, or upon the termination of this Investment Agreement.

     4. Purchase Price--Exercise of Options. If the Sale Event shall be the issuance of shares of common stock of the Company upon the exercise of stock options granted to persons who are officers, employees or directors of the Company, then the purchase price for each share of common stock of the Company issuable to National Penn pursuant to Paragraph 2 of this Investment Agreement shall be a price per share equal to the fair market value of the Company's common stock at the date of exercise of such options, determined by a quotation obtained from a member of the National Association of Securities Dealers, Inc. approved in advance by National Penn (the "Option Purchase Price").

     5. Purchase Price--Secondary Offering. If the Sale Event shall be the issuance of shares of common stock of the Company pursuant to a public or limited private offering or otherwise under circumstances not governed by Paragraph 4 hereof, then the purchase price for each share of common stock of the Company issuable to National Penn under the provisions of Paragraph 2 of this Investment Agreement shall be the same price per share as is paid by the purchasers in such public or limited private offering or other sale (the "Sale Purchase Price").

     6. Notices to National Penn.

     (a) If the Company takes any action that could result in National Penn having a right to purchase any shares of common stock of the Company hereunder, the Company shall concurrently give written notice to National Penn of such action and of the reservation of shares for issuance or sale to National Penn hereunder.

     (b) If the Company issues any shares of common stock of the Company, the Company shall concurrently give written notice to National Penn of such issuance.

     7. Exercise of Purchase Rights.

     (a) National Penn may elect to exercise its right to purchase shares of common stock of the Company hereunder by giving written notice of such election, specifying therein the number of


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          shares to be  purchased,  to the  Company  at its  principal  place of business, within fourteen days after National Penn's receipt of a written notice from the Company under Paragraph 6(b) hereof.

     (b) Upon determination of the Option Exercise Price, pursuant to Paragraph 4 hereof, or of the Sale Purchase Price, pursuant to Paragraph 5 hereof (whichever price shall be applicable referred to herein as the "Price"), National Penn shall pay to the Company the aggregate amount of the Price for all shares then being purchased within ten days of such determination.

     (c) If the Price shall be determined in any instance to be less than the then par value per share of the Company's common stock, then, notwithstanding such determination, National Penn shall pay an amount per share equal to the then par value of the purchased stock.

     (d) Upon receipt of the aggregate amount of the Price for the number of shares of common stock to be purchased, the Company shall immediately issue to National Penn such shares by delivery to National Penn of a stock certificate registered in the name of National Penn or its nominee representing the shares so purchased.

     8. Assignment by National Penn. This Investment Agreement may be assigned by National Penn without consent of the Company (i) to any wholly-owned subsidiary of National Penn, in which case National Penn shall be responsible for such assignee's performance of its obligations hereunder; (ii) to any party or entity which shall purchase from National Penn shares of common stock of the Company in an aggregate amount equal to at least 19% of the then issued and outstanding shares of common stock of the Company; or (iii) to any successor by merger or consolidation to the business of National Penn; provided, however, that prior to any such assignment under subparagraph 8(ii) hereof, the Company shall have the right to purchase such shares at the same price as is agreed to between National Penn and such party or entity within 90 days of written notice of the intent of National Penn to sell or assign such shares or within ten days of receipt of regulatory approval by the Company to purchase such shares, whichever is later. The Company may, at its option, extend the aforesaid 90 day period to 120 days if it delivers to National Penn within the 90-day period, the Company's irrevocable written election to make such purchase, together with evidence reasonably satisfactory to National Penn of the Company's financial ability to consummate such purchase (e.g., a binding loan commitment from another financial institution). Otherwise, National Penn shall not assign any of its rights hereunder without first obtaining the Company's prior written consent. Written notice of any such assignment shall be given to the Company. All references to "National Penn" in this Investment Agreement shall include any assignee permitted in this Paragraph 8 and any permitted assignee of such assignee; any permitted assignee shall be entitled to all of the rights and subject to all of the duties of National Penn set forth in this Investment Agreement.

     9. Additional Classes of Voting Capital Stock. The Company agrees that in the event it amends its Articles of Incorporation to authorize any additional classes of capital stock (including taking corporate action to establish the rights of any series or class of its currently authorized preferred stock) possessing the right to vote on matters submitted to a vote of shareholders, whether as a separate class or together with the common stock of the Company, National Penn shall have the right to purchase such number of shares of such stock as are necessary to preserve National Penn's right to maintain its percentage ownership of the outstanding voting capital stock of the Company. The purchase price for each share of such stock to be sold to National Penn under the provisions of this paragraph 9 shall be the same price per share as is paid by the purchasers in any public or limited private offering or other sale of such stock.


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     10.  Governing  Law.  This  Investment  Agreement  shall  be  construed  in accordance with the internal domestic laws (but not the conflict of laws provisions) of the Commonwealth of Pennsylvania.

     11. Binding Investment Agreement. This Investment Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

     12. Issuance and Exercise Period Limitations. The Company shall use its best efforts to avoid issuing any shares of its common stock between the twentieth day and the last day of March, June, September or December of any year, or issuing any options, warrants or rights whose implementation will result in a Sale Event, which options, warrants or rights are exercisable between the twentieth day and the last day of March, June, September or December of any year.

     13. Percentage Ownership Calculations. All calculations of the percentage of ownership of shares of common stock of the Company to be made pursuant to the terms of this Investment Agreement, including without limitation those to be made pursuant to Paragraph 2 of this Investment Agreement, shall be made (a) on the basis of the number of shares of common stock of the Company then issued and outstanding and (b) excluding there from any shares of common stock of tile Company issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or other rights or common stock equivalents then outstanding.

     14. Time of the Essence. Time shall be of the essence in the performance of this Investment Agreement, and the failure of National Penn to give notice or make payment within the time periods herein prescribed shall cause any option or right arising hereunder to lapse and be void in that instance.

     15. Notices. Al1 notices arising hereunder shall be sent by certified mail, return receipt requested, to the principal office of the party intended to receive such notice, and shall be deemed received on the second business day following such deposit in the mail.

     16. Captions. The captions included herein are for convenience of reference only and shall not affect the construction or interpretation of this Investment Agreement.

     17. Amendment of Investment Agreement. This Investment Agreement may be amended in writing signed by both parties, by their respective duly authorized officers.

     18. Conditions Precedent. The obligation of National Penn to consummate the purchase of shares of the Company's common stock provided for in this Investment Agreement is subject to the satisfaction of the following conditions:

     (a) The Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Philadelphia, acting under delegated authority, shall have approved National Penn's purchase of up to 21% of the shares of common stock of the Company issued and outstanding, and such approval shall not contain a determination that National Penn will be in "control" of the Company or that the Company will be a "subsidiary" of National Penn, as such terms are defined in the Federal Reserve's Regulation Y at 12 C.F.R Part 225, or any condition or requirement deemed burdensome or otherwise objectionable by National Penn.


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     (b)  The  Department  of the Banking of the  Commonwealth  of  Pennsylvania
          shall have approved National Penn's purchase of up to 21% of the shares of common stock of the Company issued and outstanding.

     19. Open Market Purchase Limitation any other provision hereof, National Penn shall not purchase any shares of common stock of the Company in the open market if the effect of such purchase would be to cause National Penn to own more than 24.9% of the shares of common stock of the Company then issued and outstanding, without the prior written approval of the Company and of the Board of Governors of the Federal Reserve System.

     20. Effective Date of Agreement. This Investment Agreement shall become effective on the Effective Date of the Plan of Merger between the Bank and Interim Bank set forth at Section 1.1 thereof, assuming the conditions precedent set forth at Paragraph 18 are satisfied. If not, then this Investment Agreement shall become effective on the date that the last of these conditions precedent is satisfied, if satisfied after the Effective Date of the merger of the Bank and Interim Bank.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Investment Agreement to be duly executed in their respective names by their authorized representatives the day and year first above written.

                                     THE PENNSYLVANIA STATE BANKING COMPANY



                                     By :/s/ Thomas J. Sposito
                                        -------------------------------------
                                             Thomas J. Sposito

                                 Attest: /s/ Patricia A. Hustic, Secretary
                                        -------------------------------------
                                            Patricia A. Hustic, Secretary


                                     NATIONAL PENN BANCSHARES, INC.


                                   By:  /s/ Wayne R. Weidner
                                      -------------------------------------
                                           Wayne R. Weidner, President

                               Attest:  /s/ Sandra L. Spayd
                                      -------------------------------------
                                          Sandra L. Spayd, Secretary